Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Thigpen, Jones, Seaton & Co., P.C.
CERTIFIED PUBLIC ACCOUNTANTS
BUSINESS CONSULTANTS
1004 Hillcrest Parkway • P.O. Box 400 • Dublin, Georgia 31040-0400
Tel 478-272-2030 • Fax 478-272-3318 • E-mail tjs@tjscpa.com

CONSENT OF THIGPEN, JONES, SEATON & CO., PC

We have issued our report dated January 10, 2006 for Atlantic Southern Financial Group, Inc. for the year ended December 31, 2005.  We consent to the use of the aforementioned audited information in the Form 10-K of Atlantic Southern Financial Group, Inc for the year ended December 31, 2006.

/s/ THIGPEN, JONES, SEATON & CO., PC

Dublin, Georgia
March 14, 2007